Exhibit 99.1

News Release	TRW Automotive
12001 Tech Center Drive
Livonia, MI 48150

Investor Relations Contact:
Patrick R. Stobb
(734) 855-3140

Media Contact:
Manley Ford
(734) 855-2616
TRW Presents at the Credit Suisse Global Automotive Conference;
Revises Full Year 2006 Outlook
LIVONIA, MICHIGAN, September 7, 2006 — TRW Automotive Holdings Corp. (NYSE: TRW), will present this morning to investors and financial analysts at the Credit Suisse Global Automotive Conference in New York City. Company president and chief executive officer, John C. Plant, and executive vice president and chief financial officer, Joseph S. Cantie, will provide a general business overview and discuss other related matters, including the Company’s current outlook for the year.
To access a live web cast of the presentation, along with the presentation slides, please visit the investor information section of the Company’s web site at www.trwauto.com. The presentation is scheduled to begin at approximately 8:55 a.m. (EDT).
2006 Outlook
The Company today is revising its full year 2006 outlook reflecting the impact of heightened industry pressures, most notably, Ford’s recently announced second half production cuts in North America. As such, the Company now expects full year sales to be in the range of $13.0 to $13.2 billion (including third quarter sales of approximately $3.0 billion). Net earnings per diluted share for the full year are now expected to be in the range of $1.40 to $1.65, which includes charges of $57 million related to a bond tender transaction completed during the first half of the year. Earnings per diluted share excluding this item are expected to be in the range of $1.95 to $2.20.

About TRW
With 2005 sales of $12.6 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 63,000 people in 25 countries. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trwauto.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in our Report on Form 10-K for the fiscal year ended December 31, 2005 (the “10-K”), and our Forms 10-Q for the quarters ended March 31 and June 30, 2006, and include: production cuts or restructuring by our major customers; work stoppages or other labor issues at the facilities of our customers or suppliers; non-performance by, or insolvency of, our suppliers and customers, which may be exacerbated by recent bankruptcies and other pressures within the automotive industry; the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; interest rate risk arising from our variable rate indebtedness (which constitutes a majority of the company’s indebtedness), especially in view of the current climate of rising interest rates; loss of market share by domestic vehicle manufacturers; efforts by our customers to consolidate their supply base; severe inflationary pressures impacting the market for commodities; escalating pricing pressures from our customers; our dependence on our largest customers; fluctuations in foreign exchange rates; our substantial leverage; product liability and warranty and recall claims; limitations on flexibility in operating our business contained in our debt agreements; the possibility that our owners’ interests will conflict with ours and other risks and uncertainties set forth under “Risk Factors” in the 10-K and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.
# # #